UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200 Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2022, Monica Brady, Chief Accounting Officer of ProPhase Labs, Inc. (the “Company”), provided notice to the Company that she would be leaving the Company effective January 13, 2023 (the “Effective Date”) to pursue other business opportunities. Ms. Brady’s departure is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Robert A. Morse, Jr., Controller of the Company, will assume the role of principal financial officer and principal accounting officer of the Company as of the Effective Date.

Robert A. Morse, Jr., age 48, joined the Company in July 2022 as Controller. Prior to joining the Company, Mr. Morse served as Global Controller and Chief Accounting Officer at Infinite Reality, Inc. from August 2021 to July 2022; Senior Vice President and Corporate Controller of Trilogy Education Services, LLC (which was acquired by 2U, Inc. (Nasdaq: TWOU) in 2019) from December 2018 to April of 2021; and Controller of GPB Capital Holdings, LLC from December 2016 to December 2018. Prior to that, Mr. Morse spent four years at MasterCard Worldwide and 10 years at The McGraw-Hill Companies and Standard & Poor’s, serving in various capacities. Mr. Morse began his career with four years in public accounting including two years with Ernst & Young LLP. He gained broad domestic and international experience throughout his career, managing significant growth in each organization he served, including strategic planning, mergers and acquisitions, tax compliance and organizational development, implementing best practices in the finance and accounting functions regarding financial reporting, long range planning, technology automation and process improvements, and strengthening internal control environments.

There are no family relationships between Mr. Morse and any of the officers or directors of the Company, and there are no related party transactions with Mr. Morse that are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Morse’s assumption of the role of principal financial officer and principal accounting officer of the Company, Mr. Morse will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2009 and is incorporated herein by reference. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Morse for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as principal financial officer and principal accounting officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

Date: December 28, 2022	By:	/s/ Robert A. Morse, Jr.
Robert A. Morse, Jr.
Controller (principal financial officer and principal accounting officer)